EXHIBIT 10.1

Execution Version

Dated	10 May 2023

WISDOMTREE, INC.

and

WISDOMTREE INTERNATIONAL HOLDINGS LTD

and

ELECTRA TARGET HOLDCO LIMITED

and

ETFS CAPITAL LIMITED

and

WORLD GOLD COUNCIL

and

GOLD BULLION HOLDINGS (JERSEY) LIMITED

and

RODBER INVESTMENTS LIMITED

and

GRAHAM TUCKWELL

SALE, PURCHASE AND ASSIGNMENT DEED

relating to

the Gold Receivables

i

THIS DEED is made on 10 May 2023

BETWEEN

(1)	WISDOMTREE, INC., a Delaware corporation with executive offices at 250 West 34th Street, 3rd Floor, New York, NY 10119 (“WT”);

(2)

WISDOMTREE INTERNATIONAL HOLDINGS LTD, an indirect, wholly-owned subsidiary of WT, incorporated in England and Wales with registered number 11046784 and whose registered office is at 1 King William Street, London, England, EC4N 7AF (“WTHL”);

(3)

ELECTRA TARGET HOLDCO LIMITED, an indirect, wholly-owned subsidiary of WT, incorporated in Jersey with registered number 125128 and whose registered office is at Ordnance House, 31 Pier Road, St. Helier, JE4 8PW, Jersey (“ETH”);

(4)

ETFS CAPITAL LIMITED (previously ETF Securities Limited), incorporated in Jersey with registered number 88370 and whose registered office is at Ordnance House, 31 Pier Road, St. Helier, JE4 8PW, Jersey (“ETFS”);

(5)	WORLD GOLD COUNCIL, an association established under Swiss law and having a place of business at 7th Floor, 15 Fetter Lane, London EC4A 3TR (“WGC”);

(6)	GOLD BULLION HOLDINGS (JERSEY) LIMITED, incorporated in Jersey with registered number 87321 and whose registered office is at 28 Esplanade, St. Helier, JE2 3QA, Jersey (“GBH”);

(7)	RODBER INVESTMENTS LIMITED, incorporated in Jersey with registered number 109732 and whose registered office is at Ordnance House, 31 Pier Road, St. Helier, JE4 8PW, Jersey (“RIL”); and

(8)	GRAHAM TUCKWELL of [Redacted] (“GT”)

(together, the “Parties” and each a “Party”).

BACKGROUND

(A)

ETFS, WGC, GBH and GT are parties to certain 2008 Agreements (as defined below), pursuant to which ETFS acquired certain gold-backed exchange-traded commodities funds from GBH, in consideration for which ETFS agreed to make certain fixed and variable payments in gold bullion to GBH, WGC and GT.

(B)

ETFS, WGC, GBH and GT entered into the 2011 Agreement (as defined below) pursuant to which ETFS agreed to make the following fixed and variable payments in gold bullion to WGC, GBH and GT in settlement of various previously outstanding obligations between ETFS and WGC, GBH and GT: (i) a fixed annual amount of 9,500 ounces of Unallocated Gold, payable semi-annually to GBH and GT up to 31 March 2058, in the proportions two thirds and one third respectively (“Royalty Gold Receivable 1”); and (ii) a variable annual amount of originally 6,556.664 ounces of Unallocated Gold, but which, following an agreement made between ETFS, GBH, WGC and GT dated 28 July 2020 (pursuant to which the right for WGC to receive 19.444 ounces of Unallocated Gold per month from December 2057 and continuing in perpetuity was waived by WGC (the “2020 Agreement”)), is currently 6,333.333 ounces of Unallocated Gold per annum, payable in monthly instalments of 527.778 ounces of Unallocated Gold per month to WGC commencing in December 2057 and continuing in perpetuity (“Royalty Gold Receivable 2”).

(C)

GT assigned all of his right and interest in Royalty Gold Receivable 1 to Investor Resources International Limited (now dissolved) (“IRI”) on or about 25 November 2010, and IRI subsequently assigned all of its right and interest in Royalty Gold Receivable 1 to RIL on or about 10 January 2012. RIL is directly or indirectly controlled by GT.

(D)

On 11 April 2018, WTHL acquired ETFS’s European exchange traded commodities business through the acquisition of the share capital of ETH and its subsidiaries. In connection with that transaction, ETH, ETFS and WTHL entered into a gold royalty agreement dated 11 April 2018 (the “Gold Royalty Agreement”) pursuant to which ETH agreed to make the following payments in gold bullion to ETFS to enable ETFS to continue to meet its obligations under the 2011 Agreement: (i) an annual amount of 9,500 ounces of Unallocated Gold (as defined below) from the Electra Completion Date (as defined below) until 31 March 2058; and (ii) an annual amount of 6,333.333 ounces of Unallocated Gold from December 2057 and continuing in perpetuity (together, the “ETFS Royalty Gold Receivables”).

(E)	WT is the ultimate parent company of ETH, and its common stock is publicly traded on the New York Stock Exchange.

(F)

The Parties have now agreed that, subject to and on the terms of this Deed: (i) ETFS shall sell and assign the ETFS Royalty Gold Receivables to ETH and ETH shall purchase the ETFS Royalty Gold Receivables from ETFS and accept such assignment; (ii) GBH and GT shall each severally sell and assign their respective entitlement of the Royalty Gold Receivable 1 to ETFS and ETFS shall purchase Royalty Gold Receivable 1 and accept such assignment; and (iii) WGC shall sell and assign Royalty Gold Receivable 2 to ETFS and ETFS shall purchase Royalty Gold Receivable 2 and accept such assignment (the “Transactions”), in each case in exchange for the payment of certain cash consideration, as described more fully below, and the issuance by WT to GBH of the WT Shares (as defined below) in partial payment for the Assignments (as defined below) (other than Assignment 2b).

(G)

The Parties acknowledge and confirm that the value of the Transactions is: (i) $136,902,602 for purchase by ETH of the ETFS Royalty Gold Receivables from ETFS; (ii) $136,902,601 for purchase by ETFS of the Royalty Gold Receivable 1 from GBH and RIL, with the proceeds to be split as to $91,268,400 to GBH and $45,634,201 as to RIL; and (iii) $1 for purchase by ETFS of the Royalty Gold Receivable 2 from WGC.

1.	DEFINITIONS

In this Deed, unless the context otherwise requires, the words and expressions below shall have the following meanings:

“2008 Agreements” means the following agreements dated on or about 18 July 2008:

(a)	GBSJ Sale and Purchase Agreement between GBH and ETFS;

(b)	GBSA Sale and Purchase Agreement between GBH and ETFS;

(c)	Licence and Marketing Support Agreement between WGC and ETFS;

(d)	Transaction Agreement between GT and ETFS;

(e)	Pre Buy-Back Agreement between GBH, WGC, ETFS and GT; and

(f)	Buy-Back Agreement between GBH, ETFS and GT,

in each case as amended from time to time;

“2011 Agreement” means the Settlement, Payment and Amendment Agreement dated on or about 15 September 2011 between GBH, WGC, ETFS and GT as amended from time to time;

“Act” means the Companies Act 2006;

“Affiliate” means, in relation to any person, any subsidiary or holding company of such person, or any subsidiary of any such holding company or any other entity controlling, controlled by or under common control with, such person (in each case from time to time);

“Beneficiaries” means members of the WGC Group and their respective officers, employees and agents;

“Business Day” means a day other than a Saturday, Sunday or public holiday in any of London, United Kingdom; Jersey; or New York, United States of America;

“Certificate of Designations” means the Certificate of Designations of Series C Non-Voting Convertible Preferred Stock of WT substantially in approved terms;

“Completion” means completion by the Parties of their respective obligations in accordance with clause 5 and Schedule 1;

“Completion Date” means the date on which Completion occurs;

“Confidential Information” has the meaning given in clause 8.1;

“Deed of Termination” means a deed of termination of the Gold Transaction Agreements (as defined therein), to be entered into between WTHL, ETH, WisdomTree Management Jersey Limited, ETFS, WGC, GBH, RIL and GT;

“Electra Completion Date” means 11 April 2018;

“Encumbrance” means any interest or equity of any person (including any right to acquire, option or right of pre-emption of any nature whatsoever) or any guarantee, mortgage, charge (fixed or floating), pledge, security, option, claim, lien, assignment, assignation, hypothecation, restriction, title, retention, other security interest, right of set-off, agreement or arrangement or commitment to create any of the same of any kind whatsoever, or any other third party rights or interests including any created by law;

“ETFS Royalty Gold Receivables” has the meaning given in Recital D;

“GBH Account” means the account in the name of GBH, with RBSI International St Helier Branch, the details of which are as follows:

[Redacted]

“GBSA Deed of Settlement “ means the deed made between ETFS, WGC, GBH, RIL and GT on the date of this Deed to waive the GBSA Gold Receivable for consideration;

“GBSA Gold Receivable” means 350 ounces of Unallocated Gold, payable semi-annually to GBH and GT in the proportion two thirds and one third respectively up to 31 March 2058 on the terms of the 2011 Agreement;

“Gold Receivables” means, together, the ETFS Royalty Gold Receivables, Royalty Gold Receivable 1, and Royalty Gold Receivable 2, and “Gold Receivable” shall mean any one of them;

“Gold Royalty Agreement” has the meaning given in Recital D;

“Investor Rights Agreement” means the agreement relating to the investor rights by and between WT and GBH to be entered into at the Completion Date, substantially in the approved terms;

“LBMA” means The London Bullion Market Association;

“ounces” means fine troy ounces of gold, being the trading unit for gold used by the LBMA members;

“Payment Direction Letter” means the letter directing how the payments to be made pursuant to this Deed are to be made and/or satisfied among the Parties, other than WTHL;

“Proxy Contest” means any actual or threatened solicitation of proxies or consents by or on behalf of any person, entity or group (as that term is used in Section 13(d) of the U.S. Securities Exchange Act and as defined in Rule 13d-5 thereunder), other than the board of directors of WT, including, without limitation, any solicitation with respect to the election or removal of directors of WT, and any agreement intended to avoid or settle the results of any such actual or threatened solicitation;

“RIL Account” means the account in the name of RIL, the details of which are as follows:

[Redacted]

“Royalty Gold Receivable 1” has the meaning given in Recital B;

“Royalty Gold Receivable 2” has the meaning given in Recital B;

“Transaction Documents” means this Deed, the Investor Rights Agreement, the Payment Direction Letter, the Deed of Termination, and all other documents which, in each case, are to be entered into pursuant to this Deed, each being a “Transaction Document”;

“Transactions” has the meaning given in Recital F;

“Unallocated Gold” means loco London gold complying with the Good Delivery Rules of the LBMA, giving a right to require the delivery of a certain amount of gold but without evidencing uniquely identifiable bars of gold;

“WGC Group” means WGC and its Affiliates (including, for the avoidance of doubt, GBH);

“WGC Account” means the account in the name of WGC, the details of which are as follows:

[Redacted]

“WT Common Stock” means the shares of common stock of WT, par value $0.01 per share to be issued upon conversion of the WT Shares;

“WT Group” means WT and its current and future Affiliates; and

“WT Shares” means 13,087 shares of Series C Non-Voting Convertible Preferred Stock, par value $0.01 per share, in the capital of WT.

2.	INTERPRETATION

2.1

References to this Deed or any other documents includes reference to this Deed, its recitals and its schedules or such other documents as varied, amended, supplemented, extended, restated and/or replaced from time to time.

2.2	Words and expressions which are defined in the Act shall have the meanings attributed to them therein when used in this Deed unless otherwise defined or the context otherwise requires.

2.3	The clause and paragraph headings used in this Deed are inserted for ease of reference only and shall not affect construction.

2.4	References to persons shall include unincorporated associations and partnerships, in each case whether or not having a separate legal personality.

2.5	References to those of the Parties that are individuals include their respective legal personal representatives.

2.6

References to the word “include” or “including” (or any similar term) are not to be construed as implying any limitation and general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things.

2.7

A “person” includes any person, individual, company, firm, corporation, association, government, state or agency of a state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists).

2.8

Except where the context specifically requires otherwise, words importing individuals shall be treated as importing corporations and vice versa, and words importing the whole shall be treated as including a reference to any part thereof.

2.9

References to statutory provisions or enactments shall include references to any amendment, modification, extension, consolidation, replacement or re-enactment of any such provision or enactment (whether before or after the date of this Deed) unless any such change imposes upon any Party any liabilities or obligations which are more onerous than as at the date of this Deed.

2.10	References to “$” or “USD” shall be references to United States Dollars, being the lawful currency of the United States of America.

2.11

References to a “holding company” or a “subsidiary” mean a holding company or subsidiary as defined in section 1159 of the Act, save that a company shall be treated for the purposes of the membership requirement contained in sections 1159(1)(b) and (c) as a member of another company even if its shares in that other company are registered in the name of (i) its nominee or (ii) another person (or its nominee) by way of security or in connection with the taking of security. A reference to an “undertaking” shall be construed in accordance with section 1161 of the Act and a reference to a “parent company” or a “subsidiary undertaking” means, respectively, a parent company or subsidiary undertaking as defined in section 1162 of the Act, save that an undertaking shall be treated for the purposes of the membership requirement in sections 1162(2)(b) and (d) and section 1162(3)(a) as a member of another undertaking even if its shares in that other undertaking are registered in the name of (i) its nominee or (ii) another person (or its nominee) by way of security or in connection with the taking of security.

3.	SALE, PURCHASE AND ASSIGNMENT OF THE GOLD RECEIVABLES

3.1	The Parties agree to, subject to and on the terms of this Deed, take the following steps in the following order:

(a)

firstly, ETFS hereby agrees to and, subject only to each Party complying with its obligations under clause 5 and Schedule 1 as at the Completion Date, hereby sells and unconditionally, irrevocably and absolutely assigns and transfers to ETH, with effect from the Completion Date, all of ETFS’s rights, title, interest and benefits in and to the ETFS Royalty Gold Receivables, and ETH agrees to purchase the ETFS Royalty Gold Receivables from ETFS and thereby accepts such assignment and transfer (“Assignment 1”); and

(b)	secondly, conditional upon, and immediately following, completion of Assignment 1:

(i)

GBH and GT each severally agree to and, subject only to each Party complying with its obligations under clause 5 and Schedule 1 as at the Completion Date, hereby sell and unconditionally, irrevocably and absolutely assign and transfer to ETFS, with effect from the Completion Date, their rights, title, interest and benefits in and to their respective entitlements to Royalty Gold Receivable 1, and ETFS agrees to purchase each of GBH’s and GT’s entitlements to Royalty Gold Receivable 1 from each of GBH and GT and to accept such assignments and transfers (“Assignment 2a”), and

(ii)

WGC agrees to and, subject only to each Party complying with its obligations under clause 5 and Schedule 1 as at the Completion Date, hereby sells and unconditionally, irrevocably and absolutely assigns and transfers to ETFS, with effect from the Completion Date, all of WGC’s rights, title, interest and benefits in and to Royalty Gold Receivable 2, and ETFS agrees to purchase Royalty Gold Receivable 2 from WGC and accepts such assignment and transfer (“Assignment 2b”)

(together, the “Assignments”).

3.2	Each of the parties to the Gold Royalty Agreement and/or the 2011 Agreement hereby acknowledge and confirm that by virtue of this Deed, they have received valid notice of the Assignments.

3.3

ETH, in its capacity as obligor under the ETFS Royalty Gold Receivables, and pursuant to clause 9.1 of the Gold Royalty Agreement hereby irrevocably and unconditionally consents to Assignment 1, subject only to Completion occurring in accordance with the terms of this Deed. In accordance with clause 9.1 of the Gold Royalty Agreement, each of ETFS and WTHL hereby also irrevocably and unconditionally consent to Assignment 1, subject only to Completion occurring.

3.4

ETFS, in its capacity as obligor under Royalty Gold Receivable 1 and Royalty Gold Receivable 2, and pursuant to clause 9 of the 2011 Agreement, hereby irrevocably and unconditionally consents to Assignment 2a and Assignment 2b, subject only to Completion occurring in accordance with the terms of this Deed. In accordance with clause 9 of the 2011 Agreement, each of GBH, WGC and GT also hereby irrevocably and unconditionally consent to Assignment 2a and Assignment 2b, subject only to Completion occurring.

3.5	In each case, the relevant Gold Receivable shall be sold, assigned and transferred free from all Encumbrances and with all rights attaching to such Gold Receivable at Completion.

3.6

The Parties agree that, subject only to Completion occurring in accordance with the terms of this Deed (including, for the avoidance of doubt, the issuance by WT to GBH of the WT Shares in accordance with the terms of this Deed), from the Completion Date:

(a)	ETFS will no longer have any rights in relation to the ETFS Royalty Gold Receivables;

(b)	none of GBH, GT or RIL will have any rights in relation to Royalty Gold Receivable 1; and

(c)	WGC will no longer have any rights in relation to Royalty Gold Receivable 2.

4.	CONSIDERATION

4.1	The Parties agree that the consideration for the Assignments shall be:

(a)	the payment by:

(i)	ETH to ETFS of an aggregate amount equal to $50,004,922 in cash (the “ETFS Consideration”);

(ii)	ETFS to WGC of an amount equal to $1.00 in cash (the “WGC Cash Consideration”);

(iii)	ETFS to GBH of an aggregate amount equal to $4,370,720 in cash (the “GBH Consideration”); and

(iv)	ETFS to RIL of an aggregate amount equal to $45,634,201 in cash (the “RIL Consideration”); and

(b)	the issuance by WT to GBH of the WT Shares,

(together, the “Consideration”).

4.2	The payments referred to in this clause 4 shall be settled, and the WT Shares shall be issued, subject and pursuant to the terms of this Deed and in accordance with clause 5 and Schedule 1.

4.3

WT agrees to issue the WT Shares to GBH on the Completion Date pursuant to and on the terms of this Deed, in consideration of the Transactions set out in this Deed, and in partial payment for the Assignments (other than Assignment 2b).

4.4

In reliance on clauses 4.6 and 4.7 below, each of WT and ETH warrants to ETFS, GBH and RIL that (i) it is solely tax resident in the United States of America (in the case of WT) and Jersey (in the case of ETH) and has no taxable permanent establishment, place of business or other taxable presence in any other jurisdiction; and (ii) it is not required to apply any withholding or deductions under the tax laws of Jersey, Australia, the United Kingdom or the United States of America in relation to any part of the Consideration payable by WT or ETH to ETFS, GBH and/or RIL pursuant to the Transaction Documents, provided that this warranty shall:

(a)

apply only to Consideration payments made to ETFS, GBH and/or RIL directly (including, the issue of the WT Shares to GBH), but not to payments made to their successors, permitted assignees or transferees;

(b)	apply only for as long as, and to the extent that, ETFS and RIL are solely tax resident in Australia, and GBH is solely tax resident in Jersey;

(c)	not extend to any payments in respect of the WT Shares (including, for the avoidance of doubt, dividends in respect thereof) following their issuance by WT to GBH; and

(d)

not extend to any withholding or deduction which arises or is required as a result of or in connection with ETFS and/or RIL (as applicable) having a taxable presence in any jurisdiction other than Australia, and GBH having a taxable presence in any jurisdiction other than Jersey.

4.5

In reliance on clause 4.7, ETFS warrants to WT, ETH and GBH that it is solely tax resident in Australia, that it has no taxable permanent establishment, place of business or other taxable presence in any other jurisdiction, and that it is not required to apply any withholding or deductions under the tax laws of Jersey, Australia, the United Kingdom or the United States of America in relation to any monetary payments or other transmissions of value to or in favour of GBH or RIL pursuant to the Transaction Documents, provided that this warranty shall:

(a)

apply only to monetary payments or other transmission of value to or in favour of GBH or RIL (including the issue of WT Shares to GBH), but not to payments made to their successors, permitted assignees or transferees;

(b)	apply only for as long as, and to the extent that GBH is solely tax resident in Jersey;

(c)	not extend to any payments in respect of the WT Shares (including, for the avoidance of doubt, dividends in respect thereof) following their issuance by WT to GBH; and

(d)	not extend to any withholding or deduction which arises or is required as a result of or in connection with GBH having a taxable presence in any jurisdiction other than Jersey,

However, for the avoidance of doubt but subject always to the confirmations contained in sub-clauses 4.8 and 4.9, nothing in this sub-clause 4.5 shall be regarded as constituting any form of binding warranty, representation or promise made by or on behalf of ETFS as regards the possibility that any withholdings or deductions either are or are not required by law in respect of the payment by WT to GBH of any dividends in respect of the WT Shares.

4.6

ETFS warrants to WT, ETH, GBH and RIL that no part of any monetary payments or other transmissions of value from ETFS to or in favour of GBH and/or RIL (as applicable) (including the issuance of the WT Shares by WT to GBH) pursuant to the Transaction Documents comprises any dividend, interest, royalty or other payment item subject to Australian withholding tax.

4.7

GBH warrants to WT, ETH and ETFS that it is solely tax resident in Jersey and confirms that it will not treat the GBH Consideration or the WT Shares it receives pursuant to the Transaction Documents as the receipt of interest, dividends or royalties.

4.8

GBH and ETH hereby agree and acknowledge that dividends paid or declared on the WT Shares will be subject to US withholding tax at a rate of 30%, until and unless appropriate documentation evidencing (to WT’s reasonable satisfaction) the applicability of a different rate of taxation has been provided to WT with reasonable notice prior to such dividend being paid or declared. WT and GBH acknowledge that (according to the laws, rules, regulations and guidance in force as at the date of this Deed), dividends declared on the WT Shares are not deductible for WT for US tax purposes.

4.9

WT hereby confirms that (according to the laws, rules, regulations and guidance in force as at the date of this Deed) as at Completion, WT will lawfully treat the WT Shares as an equity instrument for US tax purposes.

4.10	The Parties hereby agree that in connection with their obligations in this Deed and in order to simplify and expedite the payment procedures on the Completion Date:

(a)	the WGC Consideration will be paid by ETH directly to WGC by way of payment into the WGC Account;

(b)	the GBH Cash Consideration will be paid by ETH directly to GBH by way of payment into the GBH Account; and

(c)	the RIL Consideration shall be paid by ETH directly to RIL by way of payment into the RIL Account,

in each case by way of telegraphic transfer of immediately available funds on Completion, and that, in consideration of ETH agreeing to make the payments under this clause 4.10(a), 4.10(b) and 4.10(c)above, and in consideration of WT issuing the WT Shares to GBH, the following payments shall be deemed to have been made:

(d)	payment of an amount equal to the ETFS Consideration by ETH to ETFS;

(e)	payment of an amount equal to the WGC Consideration by ETFS to WGC;

(f)	payment of an amount equal to the GBH Cash Consideration by ETFS to GBH; and

(g)	payment of an amount equal to the RIL Consideration by ETFS to RIL,

(together, the “Deemed Payments”), and none of the Deemed Payments shall be required to be made via telegraphic transfer of immediately available funds or otherwise by the actual transfer or payment of cash.

5.	COMPLETION

5.1	Completion shall take place remotely via the electronic exchange of executed documents immediately upon the execution of this Deed or such other date and time as the Parties may agree.

5.2	On Completion, the Parties shall comply with their obligations in Schedule 1.

5.3	If in any respect the obligations contained in Schedule 1 are not complied with on Completion, any Party that is not in default may:

(a)

defer Completion to a date not more than 5 Business Days after Completion should have taken place but for the said default (and so that the provisions of this clause 5, apart from this clause 5.3(a), shall apply to Completion as so deferred); or

(b)	proceed to Completion so far as practicable having regard to the default(s) that have occurred; or

(c)

subject to Completion first having been deferred in accordance with clause 5.3(a), but not having occurred during the additional time provided for under such clause, due to a Party, as the defaulting party, failing to comply with its obligations specified in clause 5, to terminate this Deed, in which case clause 12 shall apply, in each case without prejudice to the non-breaching Party’s (or Parties’) rights under this Deed (including the right to claim damages) or otherwise.

6.	EXTINCTION OF GOLD RECEIVABLES

6.1

Each Party hereby irrevocably agrees that immediately upon Completion occurring in accordance with clause 5, each of the rights, benefits, liabilities and/or obligations under the Gold Royalty Agreement, the 2011 Agreement and/or the Gold Receivables shall be extinguished in full as a result of the Transactions described in this Deed, so that:

(a)	ETH shall have no further liabilities or obligations under or in respect of the ETFS Royalty Gold Receivables and/or the Gold Royalty Agreement; and

(b)	ETFS shall have no further liabilities or obligations under or in respect of Royalty Gold Receivable 1 or Royalty Gold Receivable 2 and/or the 2011 Agreement.

6.2	ETFS, WGC, GBH, RIL and GT hereby agree and acknowledge that this clause 6 is without prejudice to any rights or obligations arising under the GBSA Deed of Settlement.

7.	WARRANTIES

7.1	Each Party severally warrants to each other Party that, as at the date hereof:

(a)

it has full capacity, power and authority, and has taken all necessary action, to execute this Deed and each of the other Transaction Documents to which it is a party, and to assume and perform the obligations expressed to be assumed by it hereunder and thereunder, and all consents and approvals of any other persons required therefor have been duly obtained;

(b)

the execution by it of this Deed and each of the other Transaction Documents to which it is a party, and the performance by it of its obligations hereunder and thereunder, does not and will not breach any provision of its memorandum and articles of association, by-laws or equivalent constitutional documents, or result in a breach of laws or regulations in its jurisdiction of incorporation or in any other applicable jurisdiction, or of any order, decree, or judgment of any court or any governmental or regulatory authority in its jurisdiction of incorporation or any other applicable jurisdiction to which it is subject;

(c)

the obligations expressed to be assumed by it under this Deed and each of the other Transaction Documents to which it is a party are or will be (as the case may be) legal, valid and enforceable against it in accordance with their respective terms;

(d)

if they are a corporate person, no order has been made, petition presented, meeting convened to consider a resolution, or resolution passed, for the winding up or for the appointment of any administrator, receiver or trustee in bankruptcy of it, nor is it the subject of any analogous insolvency proceedings anywhere in the world, nor is it insolvent or unable to pay its debts as they fall due;

(e)

if they are a natural person, no bankruptcy petition has been presented against them, they have not been declared bankrupt or served with a statutory demand, or are unable to pay any debts within the meaning of the Insolvency Act 1986, nor have they entered into, or has it been proposed they enter into, any composition or arrangement with, or for, their creditors or any class of their creditors (including an individual voluntary arrangement), and they have not been the subject to any other event analogous to the foregoing in any jurisdiction; and

(f)	if it is a corporate person, it is validly organized and existing under the laws of the jurisdiction of its incorporation.

7.2

ETFS, GBH, WGC and GT each warrant to ETH, WTHL and WT that there is no provision of the 2020 Agreement, or other term of any transaction documented pursuant to the 2020 Agreement, that would have an impact on the Transactions and/or the terms of, or any Party’s rights or obligations under, this Deed.

7.3	ETFS warrants to ETH, WTHL and WT that, as at the date hereof:

(a)	it is solely entitled to, and is the sole legal and beneficial owner of, the ETFS Royalty Gold Receivables;

(b)

it is entitled to sell and transfer the full legal and beneficial rights, title, interest and benefits in and to the ETFS Royalty Gold Receivables to ETH on the terms of this Deed, without obtaining the consent or approval of any third party; and

(c)	there is no Encumbrance on, over or affecting the ETFS Royalty Gold Receivables.

7.4	ETH warrants to ETFS that, as at the date hereof, it has not assigned any of its obligations under the Royalty Gold Agreement.

7.5	WGC warrants to ETFS that, as at the date hereof:

(a)	it is solely entitled to, and is the sole legal and beneficial owner of Royalty Gold Receivable 2;

(b)

it is entitled to sell and transfer the full legal and beneficial rights, title, interest and benefits in and to Royalty Gold Receivable 2 to ETFS on the terms of this Deed, without obtaining the consent or approval of any third party; and

(c)	there is no Encumbrance on, over or affecting Royalty Gold Receivable 2.

7.6	GBH warrants to ETFS that, as at the date hereof:

(a)	it is solely entitled to, and is the sole legal and beneficial owner of two thirds of Royalty Gold Receivable 1;

(b)

it is entitled to sell and transfer the full legal and beneficial rights, title, interest and benefits in and to its proportionate entitlement in and to Royalty Gold Receivable 1 to ETFS on the terms of this Deed, without obtaining the consent or approval of any third party; and

(c)	there is no Encumbrance on, over or affecting its proportionate entitlement to Royalty Gold Receivable 1.

7.7	RIL warrants to ETFS that, as at the date hereof:

(a)	RIL is solely entitled, and is the sole legal and beneficial owner of one third of Royalty Gold Receivable 1;

(b)

RIL is entitled to sell and transfer the full legal and beneficial rights, title, interest and benefits in and to its proportionate entitlement in and to Royalty Gold Receivable 1 to ETFS on the terms of this Deed, without obtaining the consent or approval of any third party; and

(c)	there is no Encumbrance on, over or affecting RIL’s proportionate entitlement to Royalty Gold Receivable 1.

7.8

GT represents to the other Parties that, as a result of the assignments referred to in Recital C, his entire legal interest in Royalty Gold Receivable 1 (previously held by IRI) has been assigned to RIL and that in reliance upon his representation, the Parties agree that any reference in this Deed to GT shall be deemed to include RIL, as the context may require.

7.9	WT warrants to GBH that:

(a)

the execution by it of this Deed, and the performance by it of its obligations hereunder (including without limitation the issuance of the WT Shares and, upon the sale to a third party pursuant to the terms of the Investor Rights Agreement and conversion of the WT Shares, the WT Common Stock), does not and will not (i) breach any provision of its certificate of incorporation, by-laws or equivalent constitutional documents, or (ii) result in a breach of laws or regulations in its jurisdiction of incorporation or in any other applicable jurisdiction, or of any order, decree, or judgment of any court or any governmental or regulatory authority in its jurisdiction of incorporation or any other applicable jurisdiction to which it is subject, except in the case of clause (ii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of WT to perform its obligations hereunder;

(b)

the issuance of the WT Shares and, upon the sale to a third party pursuant to the terms of the Investor Rights Agreement and conversion of the WT Shares, WT Common Stock to GBH will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a material default under any (i) instrument, judgment, order, writ or decree, (ii) note, indenture or mortgage, or (iii) lease, agreement, contract or purchase order that is filed by WT with the United States Securities and Exchange Commission (“SEC”);

(c)

assuming the accuracy of GBHs’ representations and warranties set forth in clause 7.10 below, no registration of the WT Shares under the United States Securities Act of 1933, as amended, (the “Securities Act”) and the rules of the SEC promulgated thereunder is required for the offer and sale of the WT Shares by WT to GBH under the Transaction Documents;

(d)	the Certificate of Designations relating to the WT Shares has been duly and validly authorized by WT and filed with the Secretary of State of Delaware;

(e)	WT will reserve from its duly authorized capital stock the maximum number of shares of WT Common Stock issuable upon conversion of the WT Shares;

(f)

The WT Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in the Transaction Documents, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws and liens or encumbrances created by or imposed by GBH;

(g)

When issued and delivered upon conversion of the WT Shares, the WT Common Stock will (i) be validly issued, fully paid and non-assessable, (ii) be free and clear of any Encumbrances, including, claims or rights under any voting trust agreements, shareholder agreements or other agreements, taxes, charges and Encumbrances, and (iii) not be subject to any preemptive or similar rights; and (iv) WT or its counsel shall have submitted a listing application with a national stock exchange for the WT Common Stock;

(h)

WT has filed with the SEC all reports, schedules and statements required to be filed by it under the Securities Exchange Act 1934, as amended (the “Exchange Act”) on a timely basis for the most recent twelve-month period. The reports, schedules and statements filed by WT under the Exchange Act since January 1, 2023 (all such documents filed after such date but prior to the date hereof, collectively, the “SEC Documents”), as of their respective filing dates, or to the extent corrected by a subsequent restatement, complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(i)

except as set forth pursuant to the Transaction Documents, there are no brokers, finders or other parties that are entitled to receive from WT any brokerage or finder’s fee or other fee or commission as a result of the Transactions; and

(j)	as of the date hereof, WT is a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act).

7.10	GBH warrants to WT that:

(a)

the issuance of the WT Shares is made in reliance upon GBH’s representation to WT, which by GBH’s execution of this Deed, GBH hereby confirms, that the WT Shares to be acquired by GBH will be acquired for investment for the GBH’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that GBH has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Deed, GBH further represents that GBH does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the WT Shares. GBH has not been formed for the specific purpose of acquiring the WT Shares;

(b)	GBH has had an opportunity to discuss WT’s business, management, financial affairs and the terms and conditions of the offering of the WT Shares with WT’s management;

(c)

GBH understands that the WT Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of GBH’s representations as expressed herein. GBH understands that the WT Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, GBH must hold the WT Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. GBH further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the WT Shares, and on requirements relating to WT which are outside of GBH’s control, and which WT is under no obligation and may not be able to satisfy;

(d)

GBH understands that the WT Shares are not transferable to any person other than an Affiliate (as that term is defined in the Investor Rights Agreement) of GBH, WT or an Affiliate of WT, that no public market now exists for the WT Shares, and that WT has made no assurances that a public market will ever exist for the WT Shares;

(e)	GBH understands that the any securities issued in respect of or exchange for the WT Shares, may be notated with one or all of the following legends:

(i)

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)	any legend set forth in, or required by, the other Transaction Documents; and/or

(iii)	any legend required by the securities laws of any state to the extent such laws are applicable to the WT Shares represented by the certificate, instrument, or book entry so legended;

(f)	GBH is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act;

(g)

if GBH is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), GBH hereby represents that it has satisfied itself as to the full observance of the laws of Jersey in connection with any invitation to subscribe for the WT Shares or any use of the Transaction Documents, including (i) the legal requirements within Jersey for the purchase of the WT Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the WT Shares. GBH’s subscription and payment for and continued beneficial ownership of the WT Shares will not violate any applicable securities or other laws of Jersey; and

(h)

GBH, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the WT Shares.

8.	CONFIDENTIALITY

8.1	Each Party undertakes to each other Party that it will not use or disclose to any person any information:

(a)

relating to the existence and terms of this Deed and any other Transaction Document or the communications (whether or not in writing), correspondence, discussions and negotiations relating to the terms of this Deed and any other Transaction Documents and/or the settlement of the Gold Receivables and the GBSA Gold Receivable; and

(b)

provided to such Party (or its Affiliates or its or their employees, officers, directors, agents, insurers, auditors and/or professional advisors) by another Party, which relates to such Party’s (or its Affiliates’) business or operations obtained in connection with the negotiation and execution of this Deed or any other Transaction Document,

(together, the “Confidential Information”).

8.2	Each Party may disclose Confidential Information:

(a)

with the prior written consent of the Party who the Confidential Information relates to, and in case of Confidential Information referred to under clause 8.1(a), the prior written consent of (i) all other Parties as it relates to this Deed, and (ii) each Party who is a party to the relevant Transaction Document;

(b)

to its Affiliates and its and their employees, officers, directors, agents, insurers, auditors and/or professional advisers on a need to know basis to enable such persons to carry out their duties and on terms that such employees, officers, directors, agents, insurers, auditors and/or professional advisors undertake to keep such information confidential and that the disclosing Party shall be responsible for their failure to do so;

(c)	as may be required by law, regulation, a court of competent jurisdiction or any governmental or regulatory authority (including the rules of any stock exchange that any Party may be subject to);

(d)	on the basis set out in clause 8.3; and/or

(e)	where such Confidential Information has become publicly known other than as a result of a breach of this clause 8.

8.3

Each Party may disclose Confidential Information in connection with a Proxy Contest related to WT’s 2023 Annual Meeting of Stockholders or any future Proxy Contest related to WT, provided that such information does not: (x) relate to any member of the WGC Group or its officers, employees or agents; or (y) relate to or derive from any communications (whether or not in writing), discussions or negotiations with any member of the WGC Group, unless in each case (x) or (y), the prior written consent of the relevant member of the WGC Group has been obtained; or (z) disparage or contain content which may be harmful to the reputation of the WGC Group or any of its officers, employees, or agents, whether such disclosure is defamatory or otherwise.

8.4	Notwithstanding the provisions of clause 8.1, the Parties agree and acknowledge that:

(a)	WT will make a notification to the market regarding the Transactions set out in this Deed, as required by NYSE rules and regulations (the “Notification”); and

(b)	no other Party shall make any announcement, press release or other publication concerning this Deed (at all times subject to the provisions of this clause 8) until WT has published the Notification.

8.5	The provisions in this clause 8 shall continue to apply for a period of two years after Completion.

9.	NOTICES

9.1	Form of notice

Any notice, consent, request, demand, approval or other communication to be given or made under or in connection with this Deed (each a “Notice” for the purposes of this clause) shall be in English, in writing and signed by or on behalf of the person giving it.

9.2	Method of service

Unless there is evidence that it was received earlier, a Notice shall be deemed to have been served:

(a)	if delivered by hand, at the time of delivery if delivered during a Business Day, or at the start of the next Business Day if delivered at any other time;

(b)	if sent by pre-paid first class recorded mail, on the second Business Day after (and excluding) the day of posting;

(c)	if sent by pre-paid airmail, on the fifth Business Day after (and excluding) the day of posting; or

(d)

if sent by email to the email address (if any) specified in clause 9.3, on the date of transmission, if transmitted before 5:30 p.m. (local time at the place of destination) on any Business Day (and in any other case on the Business Day following the date of transmission), provided that no notification of message delivery failure is received by the sender.

In this clause 9.2 “on a Business Day” means any time between 9.30 a.m. and 5.30 p.m. on a Business Day based on the local time where the recipient of the Notice is located. Any references to “the start of a Business Day” and “the end of a Business Day” shall be construed accordingly.

9.3	Address for service

Notices shall be addressed as follows:

(a) Notices for WT, WTHL and ETH shall be marked for the attention of:

For the attention of:	Legal Department

Address:	250 West 34th Street, 3rd Floor New York, NY 10119

Email address:	to both [Redacted] and [Redacted]

With a copy (such copy not constituting notice) to:	Goodwin Procter (UK) LLP, for the attention of Gemma Roberts and Tessa Agar or by email to [Redacted] and [Redacted]

(b) Notices for ETFS shall be marked for the attention of:

For the attention of:	Graham Tuckwell

Address:	PO Box 83, Ordnance House, 31 Pier Road, St Helier, JE4 8PW, Jersey

Email address:	[Redacted]

With a copy (such copy not constituting notice) to:	Martyn James (email [Redacted])

(c) Notices for WGC shall be marked for the attention of:

For the attention of:	Att. General Counsel

Address:	15 Fetter Lane, London EC4A 1BW

With a copy (such copy not constituting notice) to:	[Redacted]

(d) Notices for GBH shall be marked for the attention of:

For the attention of:	Directors

Address:	28 Esplanade, St. Helier, JE2 3QA, Jersey

With a copy (such copy not constituting notice) to:	[Redacted]

(e) Notices for GT and RIL shall be marked for the attention of:

For the attention of:	Graham Tuckwell

Address:	43 Mary Street, Hawthorn, VIC 3122, Australia

Email address:	[Redacted]

With a copy (such copy not constituting notice) to:	Martyn James (email [Redacted])

9.4	Change of details

A Party may change its address for service, provided that the new address is within the same country and that it gives the other Parties not less than 28 days’ prior notice in accordance with this clause 9. Until the end of such notice period, service on either address shall remain effective.

10.	EFFECT OF COMPLETION

The provisions of this Deed, insofar as the same shall not have been fully performed at Completion, shall remain in full force and effect notwithstanding Completion.

11.	SEVERAL LIABILITY

The liability of the Parties under this Deed shall be several and not joint or joint and several.

12.	TERMINATION

If any Party exercises its or their right to terminate this Deed pursuant to clause 5.3, provisions of this Deed shall terminate with immediate effect, save for clauses 1 (Definitions), 2 (Interpretation), 8 (Confidentiality), 9 (Notices), and 11 – 25 (Several liability – Jurisdiction, inclusive), which shall survive termination under this clause 12, provided that such termination shall not affect any accrued rights, obligations or liabilities of a Party under this Deed that arose or accrued prior to the time of such termination.

13.	COSTS

Each Party shall pay its own costs incurred in connection with the negotiation, preparation, execution and registration of this Deed and any documents referred to in it.

14.	VARIATION

No amendment or variation of this Deed shall be valid or effective unless made in writing and signed by or on behalf of each Party or by their authorised representatives. For the avoidance of doubt, this Deed may be amended without the consent of any of the Beneficiaries who is not a Party.

15.	WAIVER

15.1

A waiver of any right or remedy is only effective if given in writing and shall not be deemed a waiver of any subsequent right or remedy. No waiver of any particular breach of the provisions of this Deed shall operate as a waiver of any repetition of such breach.

15.2

A delay or failure to exercise, or the single or partial exercise of, any right or remedy shall not waive that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy.

16.	ASSIGNMENT

16.1

Subject to clauses 16.2 and 16.3, no Party shall be entitled to assign, transfer or create any trust in respect of the benefit or burden of any provision of this Deed (or any other Transaction Documents) without the prior written consent of each of the other Parties, provided that in respect of the Investor Rights Agreement, only the prior written consent of each of WT and GBH shall be required.

16.2

Each of ETH, WTHL and WT shall be entitled to assign or transfer all or any of its rights or obligations under this Deed or any of the Transaction Documents to which it is a party to another member of the WT Group, provided that:

(a)	if such assignee leaves the WT Group, such rights are assigned or transferred to, or made the subject of a trust in favour of, another member of the WT Group;

(b)

all or any of ETH’s, WTHL’s or WT’s rights under this Deed or any Transaction Documents may be collaterally assigned to, or otherwise subject to an Encumbrance in favour of, any secured creditor of ETH, WTHL or WT for collateral security purposes, provided further that the liability of the other Parties under this Deed or any such Transaction Documents shall not be increased as a result of any such assignments.

16.3

WGC and GBH shall be entitled to assign or transfer all or any of its rights or obligations under this Deed or any of the Transaction Documents to which it is a party to another member of the WGC Group, provided that:

(a)	if such assignee leaves the WGC Group, such rights are assigned or transferred to, or made the subject of a trust in favour of, another member of the WGC Group; and

(b)	the liability of the other Parties under this Deed or any such Transaction Documents shall not be increased as a result of any such assignment.

17.	FURTHER ASSURANCE

Each Party shall and shall use its reasonable endeavours to procure that any necessary third parties shall (in each case at such Party’s own cost), execute and deliver to other Parties such other instruments and documents (including deeds) and do all such further things as may be reasonably required to carry out, evidence and give full effect to the provisions of and the matters contemplated by this Deed.

18.	RIGHTS OF THIRD PARTIES

Save for the Beneficiaries in respect of their rights in clause 8.3 only, this Deed does not confer any rights on any person or party (other than the Parties to this Deed) pursuant to the Contracts (Rights of Third Parties) Act 1999.

19.	NO PARTNERSHIP OR AGENCY

19.1

Nothing in this Deed is intended to, or shall be deemed to, establish any partnership or joint venture between any of the Parties, constitute any Party the agent of another Party, or authorise any Party to make or enter into any commitments for or on behalf of any other Party.

19.2	Each Party confirms it is acting on its own behalf and not for the benefit of any other person.

20.	ENTIRE AGREEMENT

20.1

This Deed and the documents referred to or incorporated in it constitute the entire agreement between the Parties relating to the subject matter of this Deed and supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, between the Parties in relation to the subject matter of this Deed. ETFS, WGC, GBH and GT acknowledge and agree that nothing in this clause 20.1 shall prejudice any of the rights or obligations under the GBSA Deed of Settlement.

20.2

Each of the Parties acknowledges and agrees that it has not entered into this Deed in reliance on any statement or representation of any person (whether a party to this Deed or not) other than as expressly incorporated in this Deed and the documents referred to or incorporated in this Deed.

20.3

Without limiting the generality of the foregoing, each of the Parties irrevocably and unconditionally waives any right or remedy it may have to claim damages and/or to rescind this Deed by reason of any misrepresentation (other than a fraudulent misrepresentation) having been made to it by any person (whether a party to this Deed or not) and upon which it has relied in entering into this Deed.

20.4	Nothing contained in this Deed or in any other document referred to or incorporated in it shall be read or construed as excluding any liability or remedy as a result of fraud.

21.	SEVERANCE

21.1

If any provision or part-provision of this Deed is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this Deed.

21.2

If any provision of this Deed is held to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted or amended, the provision in question will apply with the minimum modifications necessary to make it valid and enforceable.

22.	SUCCESSORS

This Deed shall be binding on the Parties’ assigns and successors in title.

23.	COUNTERPARTS

23.1	This Deed may be executed in any number of counterparts, each of which shall constitute an original, and all the counterparts shall together constitute one and the same agreement.

23.2

The exchange of a fully executed version of this Deed (in counterparts or otherwise) by electronic means using DocuSign or otherwise shall be sufficient to bind the Parties to the terms and conditions of this Deed and no exchange of originals is necessary.

23.3	No counterpart shall be effective until each Party has executed and delivered at least one counterpart.

24.	GOVERNING LAW

This Deed (and any dispute or claim relating to it or its subject matter (including non-contractual claims)) is governed by and is to be construed in accordance with the law of England and Wales.

25.	JURISDICTION

The Parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any claim, dispute or issue (including non-contractual claims) which may arise out of or in connection with this Deed.

IN WITNESS whereof this Deed has been duly executed as a deed and is intended to be and is delivered as a deed on the date first written above.

EXECUTED as a DEED and DELIVERED by	)
WISDOMTREE, INC.
)
	)	/s/ Peter Ziemba
	)	Signature
acting by	)

Name: Peter Ziemba

Title: Chief Administrative Officer

Witness Signature: /s/ Marci Frankenthaler

Name: Marci Frankenthaler

Address: [Redacted]

EXECUTED as a DEED and DELIVERED by	)
WISDOMTREE INTERNATIONAL HOLDINGS LTD )
)
	)	/s/ Peter Ziemba
	)	Signature

acting by	)

Name: Peter Ziemba

Title: Director

Witness Signature: /s/ Marci Frankenthaler

Name: Marci Frankenthaler

Address: [Redacted]

EXECUTED as a DEED and DELIVERED by	)
ELECTRA TARGET HOLDCO LIMITED	)
)
	)	/s/ Christopher Foulds
	)	Signature
acting by	)

Name: Christopher Foulds

Title: Director

Witness Signature: /s/ Gemma Foulds

Name: Gemma Foulds

Address: [Redacted]

EXECUTED as a DEED and DELIVERED by	)
ETFS CAPITAL LIMITED	)
)
	)	/s/ Graham Tuckwell
	)	Signature
acting by	)

Name: Graham Tuckwell

Title: Director

Witness Signature: /s/ Louise Tuckwell

Name: Louise Tuckwell

Address: [Redacted]

EXECUTED as a DEED and DELIVERED by	)
WORLD GOLD COUNCIL	)
)
	)	/s/ David Tait
	)	Signature
acting by	)

Name: David Tait

Title: Chief Executive Officer

Witness Signature: /s/ Haydn Main

Name: Haydn Main

Address: [Redacted]

EXECUTED as a DEED and DELIVERED by	)
GOLD BULLION HOLDINGS (JERSEY))
LIMITED	)
	)	/s/ Daniel Pringle
	)	Signature
acting by	)

Name: Daniel Pringle

Title: Director

Witness Signature: /s/ Samuel Dewhurst

Name: Samuel Dewhurst

Address: [Redacted]

EXECUTED as a DEED and DELIVERED by	)
GRAHAM TUCKWELL	)
)
	)	/s/ Graham Tuckwell
	)	Signature
Witness Signature: /s/ Louise Tuckwell

Name: Louise Tuckwell

Address: [Redacted]

EXECUTED as a DEED and DELIVERED by	)
RODBER INVESTMENTS LIMITED	)
)
	)	/s/ Graham Tuckwell
	)	Signature
acting by	)

Name: Graham Tuckwell

Title: Director

Witness Signature: /s/ Louise Tuckwell

Name: Louise Tuckwell

Address: [Redacted]

SCHEDULE 1

Completion Obligations

1	OBLIGATIONS OF ETFS

1.1	ETFS shall, according to the terms of the Transaction Documents:

(a)	pay:

(i)	the WGC Consideration by electronic transfer to such account as WGC shall have notified to ETFS prior to the Completion Date, for same day value;

(ii)	the GBH Cash Consideration by electronic transfer to such account as GBH shall have notified to ETFS prior to the Completion Date, for same day value; and

(iii)	pay the RIL Consideration to RIL by electronic transfer to such account as GT shall have notified to ETFS prior to the Completion Date, for same day value;

(b)	deliver to each other Party:

(i)	a duly executed counterpart of the Deed of Termination;

(ii)	a duly executed counterpart of the Payment Direction Letter;

(iii)	a copy of the signed board resolutions of ETFS in the agreed form approving and consenting to the Assignments and authorising the matters contemplated by this Deed; and

(iv)	a copy of the power of attorney under which this Deed, any other Transaction Document or related document has been or is to be executed by ETFS (if applicable).

2	OBLIGATIONS OF WGC

2.1	WGC shall:

(a)	deliver to each other Party:

(i)	a duly executed counterpart of the Deed of Termination;

(ii)	a duly executed counterpart of the Payment Direction Letter;

(iii)	a copy of the signed resolutions of its special committee approving the Transaction Documents; and

(iv)	a copy of the power of attorney under which this Deed, any other Transaction Document or related document has been or is to be executed by WGC (if applicable).

3	OBLIGATIONS OF GBH

3.1	GBH shall:

(a)	deliver to WT the Investor Rights Agreement, duly executed by GBH; and

(b)	deliver to each other Party:

(i)	a duly executed counterpart of the Deed of Termination;

(ii)	a duly executed counterpart of the Payment Direction Letter;

(iii)	a copy of the GBH minutes approving the Transaction Documents; and

(iv)	a copy of the power of attorney under which this Deed, any other Transaction Document or related document has been or is to be executed by GBH (if applicable).

4	OBLIGATIONS OF RIL

4.1	RIL shall:

(a)	deliver to each other Party:

(i)	a duly executed counterpart of the Deed of Termination;

(ii)	a duly executed counterpart of the Payment Direction Letter;

(iii)	a copy of signed board resolutions of RIL in the agreed form approving and consenting to the Assignments and authorising the matters contemplated by this Deed; and

(iv)	a copy of the power of attorney under which this Deed, any other Transaction Document or related document has been or is to be executed by RIL (if applicable).

5	OBLIGATIONS OF GT

5.1	GT shall:

(a)	deliver to each other Party a duly executed counterpart of the Deed of Termination;

(b)	deliver to each other Party a duly executed counterpart of the Payment Direction Letter; and

(c)	deliver to each other Party a copy of the power of attorney under which this Deed, any other Transaction Document or related document has been or is to be executed by GT (if applicable).

6	OBLIGATIONS OF ETH

6.1	ETH shall:

(a)	pay the ETFS Consideration to ETFS by electronic transfer to such account as ETFS shall have notified to ETH prior to the Completion Date, for same day value;

(b)	deliver to each other Party:

(i)	a duly executed counterpart of the Deed of Termination;

(ii)	a duly executed counterpart of the Payment Direction Letter;

(iii)	a copy of the signed board resolutions of ETH in the agreed form approving and consenting to the Assignments and authorising the matters contemplated by this Deed; and

(iv)	a copy of the power of attorney under which this Deed, any other Transaction Document or related document has been or is to be executed by ETH (if applicable).

7	OBLIGATIONS OF WTHL

7.1	WTHL shall deliver to each other Party:

(a)	a duly executed copy of the Deed of Termination;

(b)	a copy of the signed board resolutions of WTHL in the agreed form approving and consenting to the Assignments and authorising the matters contemplated by this Deed; and

(c)	a copy of the power of attorney under which this Deed, any other Transaction Document or related document has been or is to be executed by WTHL (if applicable).

8	OBLIGATIONS OF WT

8.1	WT shall:

(a)	deliver to each other Party:

(i)	a copy of the board resolutions of WT, approving this Deed, certified by the secretary of WT;

(ii)	a duly executed counterpart of the Payment Direction Letter; and

(iii)	a copy of the power of attorney under which this Deed, any other Transaction Document or related document has been or is to be executed by WT (if applicable);

(b)	deliver to GBH the Investor Rights Agreement, duly executed by WT;

(c)

on the Completion Date, deliver the WT Shares credited as fully paid in book-entry form to GBH. Certificates evidencing the WT Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form:

THE SHARES OF SERIES C NON-VOTING CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE, TO ANY PERSON, OTHER THAN THE ISSUER OR AN AFFILIATE OF THE ISSUER. THE NUMBER OF SHARES OF SERIES C NON-VOTING CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES C NON-VOTING CONVERTIBLE PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(ii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES C NON-VOTING CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, POWERS, RIGHTS, PREFERENCES, QUALIFICATIONS, RESTRICTIONS AND LIMITATIONS OF THE SHARES OF EACH CLASS AND SERIES OF THE CAPITAL STOCK OF THE CORPORATION AUTHORIZED TO BE ISSUED SO FAR AS THE SAME HAVE BEEN DETERMINED. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION;

(d)	on the Completion Date, file the Certificate of Designations with the Secretary of State of the State of Delaware; and

(e)	on the Completion Date, deliver to GBH evidence of the issuance of the WT Shares in the form of an account statement or certification from the transfer agent to WT.